UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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InfuSystem Holdings, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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InfuSystem Holdings, Inc.

31700 Research Park Drive

Madison Heights, Michigan 48071

  May 4, 2012

Dear InfuSystem Holdings, Inc. Stockholder:

You are cordially invited to attend the 2012 Annual Meeting of the Stockholders (the “Meeting”) of InfuSystem Holdings, Inc., a Delaware corporation (the “Company”). The Meeting will be held on Friday, May 25, 2012, commencing at 10:00 a.m. Eastern Time at the Company’s offices at 31700 Research Park Drive, Madison Heights, Michigan 48071. We look forward to meeting with as many of our stockholders as possible. At the Meeting, stockholders will vote on the proposals set forth below.

(i) to elect seven directors to serve on the Board until the 2013 Annual Meeting (and until their successors are duly elected as qualified);

(ii) to act upon a proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012; and

(iii) to consider and act on such matters as may properly come before the Meeting and any adjournment thereof.

This proxy statement and the accompanying form of proxy are being first sent to stockholders on or near the date set forth above.

There will also be a report on our business, and you will have an opportunity to ask questions about the Company.

Whether or not you are able to attend the Meeting in person, it is important that your shares be represented. Please vote your shares using the Internet or a toll-free telephone number, or by completing and returning the enclosed proxy card by mail. Instructions on each of these voting methods are outlined in the enclosed proxy statement.

Yours sincerely,

Dilip Singh
Interim Chief Executive Officer

InfuSystem Holdings, Inc.

31700 Research Park Drive

Madison Heights, Michigan 48071

Notice of Annual Meeting of Stockholders

To Be Held on Friday, May 25, 2012

            May 4, 2012

To the Stockholders of InfuSystem Holdings, Inc.

Notice is hereby given that the 2012 Annual Meeting of the Stockholders (the “Meeting”) of InfuSystem Holdings, Inc., a Delaware corporation (the “Company”). The Meeting will be held on Friday, May 25, 2012, commencing at 10:00 a.m. Eastern Time at the Company’s offices at 31700 Research Park Drive, Madison Heights, Michigan 48071, for the following purposes:

1.	to elect seven members to serve on the Board until the 2013 Annual Meeting (and until their successors are duly elected and qualified);

2.	to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012; and

3.	to consider and act on such matters as may properly come before the Meeting and any adjournment thereof.

Only stockholders of record at the close of business on April 30, 2012, will be entitled to notice of and to vote at the Meeting and at any adjournment thereof.

BY ORDER OF THE BOARD OF DIRECTORS

Janet Skonieczny
Secretary
InfuSystem Holdings, Inc.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE VOTE AS PROMPTLY AS POSSIBLE USING THE INTERNET OR THE AVAILABLE TOLL-FREE TELEPHONE NUMBER, OR BY RETURNING THE ENCLOSED PROXY CARD.

InfuSystem Holdings, Inc.

31700 Research Park Drive

Madison Heights, Michigan 48071

PROXY STATEMENT

This Proxy Statement is being furnished in connection with the solicitation of proxies by and on behalf of the Board of Directors of InfuSystem Holdings, Inc. (the “Company”) to be used at the Annual Meeting of Stockholders to be held on Friday, May 25, 2012, and at any adjournment thereof (the “Meeting”), for the purposes set forth in the accompanying Notice of Meeting. This Proxy Statement and the accompanying materials are expected to be first sent or given to stockholders of the Company on or about May 7, 2012.

The close of business on April 30, 2012 has been fixed as the record date (the “Record Date”) for the determination of the stockholders entitled to notice of and to vote at the Meeting. Only holders of shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), as of the Record Date are entitled to notice of and to vote at the Meeting. Each share of Common Stock entitles the holder thereof to one vote per share on each matter presented to the stockholders for approval at the Meeting. On the Record Date, there were 21,330,235 shares of Common Stock outstanding and entitled to vote.

If your shares are registered directly in your name with the Company’s transfer agent, BNY Mellon Shareowner Services, you are considered the “stockholder of record” of those shares and this Proxy Statement and the accompanying materials are being sent directly to you by the Company.

If you are a stockholder of record (also called a registered stockholder) you can vote your shares in person at the Meeting or you can vote by proxy using the Internet at www.proxyvoting.com/infu by telephone at 1-866-540-5760 or by completing and returning the enclosed proxy card.

Whichever method you use, each valid proxy received in time will be voted at the Meeting in accordance with your instructions. To ensure that your proxy is voted, it should be received by the close of business on May 24, 2012. If you submit a proxy without giving instructions, your shares will be voted as recommended by the Board of Directors.

You may change your vote or revoke your proxy at any time before it is voted at the Meeting by executing a later-voted proxy by telephone, mail or the Internet or by voting by ballot at the Meeting.

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of shares held in street name (also called a “street name” holder), and this Proxy Statement and the accompanying materials are being forwarded to you by your broker, bank or nominee, who is considered the stockholder of record of those shares. As a beneficial owner, you have the right to direct your broker, bank or nominee on how to vote the shares held in your account. If you do not provide instructions to the broker, bank or nominee, that firm will only be able to vote your shares with respect to “routine” matters. Please note that pursuant to revised broker voting regulations, the only routine matter for the Meeting and the only matter for which brokers, banks and nominees will have the discretion to vote, is Proposal 2 (Ratification of Independent Public Accounting Firm). Your broker, bank or nominee must have proper instructions from you in order to vote with respect to Proposal 1 (Election of Directors), and without proper instructions from you, the broker, bank or nominee will not have the power to vote on, and will be considered a “broker non-vote” for, such proposal. We recommend that you contact your broker, bank or nominee to assure that your shares are properly voted.

The presence, in person or by proxy, of the holders of a majority of the shares of Common Stock entitled to vote at the Meeting will constitute a quorum.

The vote required, and the effect of abstentions and broker non-votes with respect to each proposal, is as follows:

•

The Board of Directors (Proposal 1) will be elected by a plurality of the votes cast by the shares of the Company’s Common Stock issued and outstanding as of the Record Date that are present, in person or by proxy. You may vote in favor or withhold your vote with respect to each individual nominee. Votes that are withheld and broker non-votes are not considered votes cast.

•

The proposal to ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ended December 31, 2012 (Proposal 2), will require an affirmative vote of a majority of the shares of the Company’s Common Stock issued and outstanding as of the Record Date that are present and entitled to vote in person or by proxy at the Meeting. You may either vote for or against or abstain from voting on such proposal. Abstentions will be treated as shares present or represented and entitled to vote at the Meeting and will have the same effect as a vote against the proposal. Broker non-votes, if any, or a failure to vote by not returning a signed proxy will have no effect on the outcome of such proposal.

UNLESS SPECIFIED OTHERWISE, THE PROXIES WILL BE VOTED AT THE MEETING OR ANY ADJOURNMENT THEREOF:

(I)	FOR THE ELECTION OF THE SEVEN NOMINEES NAMED IN THIS PROXY STATEMENT TO SERVE AS DIRECTORS OF THE COMPANY UNTIL THE ANNUAL MEETING OF STOCKHOLDERS IN 2013 AND UNTIL THEIR SUCCESSORS ARE DULY ELECTED AND QUALIFIED; AND

(II)	FOR THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2012; AND

IN THE DISCRETION OF THE PROXY HOLDERS, THE PROXIES WILL ALSO BE VOTED FOR OR AGAINST SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING. MANAGEMENT IS NOT AWARE OF ANY OTHER MATTERS TO BE PRESENTED FOR ACTION AT THE MEETING.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF

PROXY MATERIALS FOR THE STOCKHOLDERS

MEETING TO BE HELD ON FRIDAY, MAY 25, 2012.

The Proxy Statement and the 2011 Report on Form 10-K, as amended are available at

www.infusystem.com.

If you have any questions, require assistance with voting your proxy card, or need additional copies of proxy materials, please contact:

GEORGESON

199 WATER STREET, 26TH FLOOR

NEW YORK, NY 10038

Stockholders Call Toll-Free at: (800) 891-3214

Banks and Brokers Call Collect at: (212) 440-9800

SETTLEMENT AGREEMENT

On April 24, 2012, the Company entered into a Settlement Agreement (“Settlement Agreement”) by and among the Company, Kleinheinz Capital Partners (“Kleinheinz”), Meson Capital Partners (“Meson”), Boston Avenue Capital (“Boston Avenue” and, together with Kleinheinz and Meson, the “Investors”) and certain affiliates of the Investors; each member of the Company’s Board of Directors as of such date: David Dreyer, Wayne Yetter (together with Mr. Dreyer, the “Continuing Directors”), Timothy Kopra, Pat LaVecchia, Sean McDevitt, Jean-Pierre Millon, John Voris (together with Messrs. Kopra, LaVecchia, McDevitt and Millon, the “Resigning Directors”); and Dilip Singh, John Climaco, Charles Gillman, Ryan Morris and Joseph Whitters (together with Messrs. Singh, Climaco, Gillman, and Morris, the “New Directors”). Pursuant to the Settlement Agreement, the following actions were taken by the Board of Directors: (i) the size of the Board of Directors was increased from seven (7) to twelve (12) authorized directors, (ii) to fill the resulting vacancies, the New Directors were appointed to the Board of Directors, (iii) in accordance with the Company’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws (collectively, the “Organizational Documents”), each Resigning Director resigned from the Board of Directors and any committee of the Board of Directors, (iv) the size of the Board of Directors was reduced from twelve (12) to seven (7) authorized directors and (v) Mr. McDevitt resigned as Chief Executive Officer and Chairman of the Company. The Settlement Agreement provided for, and on April 27, 2012 the Investors filed Amendment No. 5 to Schedule 13D with the Securities and Exchange Commission (“SEC”) reporting, the termination of the Investors’ solicitation of designations to request a special meeting of the Company’s stockholders, the withdrawal of the Investors’ request to call the special meeting and the Investors’ director nominations for the Meeting and cancellation of the Company’s special meeting of stockholders (such actions, the “Solicitation Settlement Actions”). Pursuant to the Settlement Agreement, there will be a single slate of nominees for election at the Meeting, consisting of the New Directors and the Continuing Directors, as described in this Proxy Statement. Following these appointments and through the date of the Company’s 2013 annual meeting of stockholders (the “2013 Annual Meeting”), each committee of the Board shall include at least one Company Nominee, except to the extent that a Company Nominee is not willing to so serve, or such service is not permitted under applicable law, rule, regulation or listing standard.

Under the terms of the Settlement Agreement, the Company has agreed to reimburse the Investors for their expenses in connection with the solicitation of designations to request a special meeting of stockholders, their request to call the special meeting, their director nominations for the Meeting, the solicitation of proxies for the special meeting, their Schedule 13D filings and related documentation. In addition, the Company will reimburse the Investors, as compensation, $3,750 for each Investor nominee for the Board who was not appointed to the Board in connection with the Settlement Agreement.

As part of the Settlement Agreement, each of the Investors has agreed individually with the Company, during the period between the date of the Settlement Agreement and the date of the Company’s 2013 Annual Meeting of Stockholders, not to, among other things (a) acquire or seek to acquire, directly or indirectly, by purchase or otherwise, more than 5% of the outstanding shares of any securities of the Company or any subsidiary of the Company; (b) submit any stockholder proposal or nominate any candidate for election to the Board of Directors, other than as set forth in the Settlement Agreement; (c) form, join or in any other way participate in a “group,” as defined by Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), other than as permitted by the Settlement Agreement; (d) solicit proxies, agent designations, written consents of stockholders or conduct any nonbinding referendum with respect to any matter, or become a participant in any contested solicitation for director, other than in support of all the nominees of the Board of Directors at the Meeting and 2013 Annual Meeting; (e) seek to call or request the call of a special meeting of the Company’s stockholders or seek to make, or make, a stockholder proposal at any meeting of the Company’s stockholders or make a request for a list of the Company’s stockholders; (f) effect or seek to effect any acquisition of any material assets or businesses of the Company; (g) publicly disclose any plan or proposal of the Company that is inconsistent with the Settlement Agreement; (h) seek election or appointment to the Board of Directors, or seek any director’s resignation, other than as provided in the Settlement Agreement; (i) (1) knowingly sell, transfer or otherwise dispose of any shares of Common Stock to any person or entity that is (or will become upon consummation of such sale, transfer or other disposition) the beneficial owner of 15% or more of the outstanding Common Stock or (2) without the prior written consent of the Company (acting through the Board of Directors) on any single day, sell, transfer or otherwise dispose of more than 5% of the outstanding shares of Common Stock through the public markets.

The Settlement Agreement also provides for mutual releases among the Company, the Investors, the Continuing Directors and Resigning Directors and non-disparagement obligations among the Company, the Investors, the New Directors, the Continuing Directors and the Resigning Directors. The Settlement Agreement also requires the Company to provide (i) continued indemnification of the Resigning Directors and certain other past directors and officers in accordance with the Company’s current Organizational Documents and (ii) directors’ and officers’ indemnification insurance coverage for the benefit of the persons currently covered consistent with the Company’s current policy.

PROPOSAL 1 —

ELECTION OF DIRECTORS

Seven directors are to be elected by a plurality of the votes of the shares of the Company’s Common Stock present in person or by proxy at the Meeting to serve until the 2013 Annual Meeting and until their successors have been duly elected and qualified.

Information Regarding Management Nominees to the Board of Directors

The table set forth below lists the names and ages of each of the nominees of the Board of Directors and the position and office that each nominee currently holds with the Company.

Name	Age	Position
John Climaco	43	Director
David Dreyer	55	Director
Charles Gillman	41	Director
Ryan Morris	27	Director, Executive Chairman of the Board
Dilip Singh	63	Director, Interim Chief Executive Officer and President
Joseph Whitters	54	Director
Wayne Yetter	66	Director

Board of Directors—Experience and Qualifications

The Nominating and Governance Committee is responsible for reviewing with the Board of Directors, on an annual basis, the requisite skills and characteristics of Director nominees, as well as the composition of the Board of Directors as a whole. This assessment includes consideration of Directors’ independence, diversity, character, judgment and business experience. The Nominating and Governance Committee believes that the seven Director nominees possess the requisite mix of skills, qualifications and experiences that will enable the Board of Directors and each committee of the Board of Directors to continue to provide sound judgment and leadership and to function effectively as a group. In addition, the biographical information for each Director nominee includes a summary of the specific experience, qualifications, attributes or skills that led the Board of Directors to conclude that such person should serve as a Director of the Company.

John Climaco (Director). John Climaco is the President and Chief Executive Officer, as well as member of the board of directors, of Axial Biotech, Inc., a venture-backed molecular diagnostics company specializing in spine disorders, which he co-founded in 2003. Under Mr. Climaco’s leadership, and through partnerships he created with companies including Medtronic, Johnson & Johnson and Smith & Nephew, Axial successfully developed and commercialized ScoliScore, the first molecular prognostic test in the orthopaedic industry. Among other accolades, Orthopaedics This Week recognized ScoliScore as the Best New Diagnostics Technology for Spine Care 2010. Mr. Climaco has been involved with start-up ventures in various capacities for the last twelve years. Prior to founding Axial Biotech, Mr. Climaco served as a Producer in 1998 and Director of Programming from 1999 to 2000 for Quokka Sports, a venture-backed online media company that went public in 1999. While with Quokka, Mr. Climaco created partnerships with Intel, Microsoft WebTV, NBC Sports, and National Geographic. An attorney by training, Mr. Climaco practiced with Fabian & Clendenin in Corporate and Tax Law in Salt Lake City from 2001 to 2007. Over his career, he has handled a wide range of transactions, including IPOs, venture, private equity, and debt financings, mergers and acquisitions and intellectual property licensing transactions. Mr. Climaco holds a Bachelor of Arts in Philosophy, cum laude, from Middlebury College and a Juris Doctorate from the University of California, Hastings College of Law.

Mr. Climaco brings to the Company and the Board of Directors significant executive experience with a healthcare services company, including in raising capital, engineering strategic alliances, building executive teams and managing complex business operations and legal strategies.

David Dreyer (Director). David Dreyer has been a member of the Company’s Board of Directors since April 2008. Mr. Dreyer has served as Chief Financial Officer and Secretary of Patient Safety Technologies (OTCBB: PSTX), since October 2010. Previously Mr. Dreyer was Chief Financial Officer of Alphastaff Group, Inc., a human resource outsourcing company, from August 2009 to September 2010. Mr. Dreyer served as Chief Financial Officer and Chief Accounting Officer of AMN Healthcare Services, Inc. (NYSE: AHS) from September 2004 to August 2009, and Treasurer from 2006 to August 2009. During Mr. Dreyer’s tenure, AMN grew to become the leader in healthcare staffing for physicians, travel nurses, and allied travel, doubling its revenue to $1.2 billion in 4 years. From 1997 through 2004, Mr. Dreyer served as Chief Financial Officer and Chief Accounting Officer of Sicor, Inc. (NASDAQ: SCRI), a manufacturer of complex pharmaceuticals with operations in the United States, Italy, Mexico, Lithuania, China and Switzerland, which was acquired by Teva Pharmaceutical Limited. Mr. Dreyer led the sale of Sicor Inc. to Teva Pharmaceuticals Ltd. for $3.4 billion in January 2004. Prior to joining Sicor, Mr. Dreyer served in related senior financial management positions within the pharmaceutical industry, working for Elan Corporation plc, Athena Neurosciences and Syntex. Mr. Dreyer is a Certified Public Accountant in California.

Mr. Dreyer brings to the Company and the Board of Directors financial expertise from his experience serving as a Chief Financial Officer of Sicor, Inc., AMN Healthcare Services, Inc. and Alphastaff Group, Inc.

Charles Gillman (Director). Charles Gillman has provided portfolio management services for Nadel and Gussman, LLC, a management company that employs personnel for business entities related to family members of Herbert Gussman, in Tulsa, Oklahoma since March 2001. In June 2002, Mr. Gillman founded Value Fund Advisors, LLC (“VFA”) so that VFA could serve as the investment advisor of various family related assets. VFA discontinued its role as investment advisor in December 2008. Prior to joining Nadel and Gussman, LLC, Mr. Gillman held a number of positions in the investment industry. From September 1992 to June 1994, Mr. Gillman was a strategic management consultant in the New York office of McKinsey & Company, a management consulting firm. While at McKinsey, Mr. Gillman worked to develop strategic plans for business units of companies located both inside the United States and abroad. Currently, Mr. Gillman serves on the boards of directors of Digirad Corporation (NASDAQ: DRAD), a provider of diagnostic imaging products and personnel and equipment leasing services, which he joined in April 2012 and where he serves as Chairman of the Corporate Governance Committee; MRV Communications, Inc. (MRVC.PK), a communications equipment and services company, which he joined in November 2009 and where he is a member of the Compensation Committee and previously served on the Audit Committee; Littlefield Corporation (LTFD.PK), a charitable gaming company, which he joined in May 2008 and where he is a member of the Compensation and Nominating Committees and previously served on the Audit Committee; and CompuMed, Inc., a private medication management company, which he joined in February 2008. Mr. Gillman received a Bachelor of Science, summa cum laude, from the Wharton School of the University of Pennsylvania and serves on the board of the Penn Club of New York.

Mr. Gillman’s expertise in the creation of stockholder value at companies in transition and experience in the analysis of companies going through changes in their capital allocation strategy are valuable to the Company.

Ryan Morris (Director; Executive Chairman of the Board). Ryan Morris is the Managing Partner of Meson Capital Partners, a New York-based investment partnership, which he founded in February 2009. Since June 2011, Mr. Morris has served as a member of the equity committee responsible for selling the assets of, and maximizing value to the stockholders of, HearUSA, Inc. (HEARQ.PK), an formerly NYSE Amex-listed company in Chapter 11 bankruptcy. Prior to founding Meson LP, in 2008 he co-founded VideoNote LLC, a small and profitable educational software company with customers including Cornell University and The World Bank, and he continues to serve as its Chief Executive Officer. Mr. Morris has a Bachelors of Science and Masters of Engineering degree in Operations Research & Information Engineering from Cornell University, and he has completed the Chartered Financial Analyst Program.

Mr. Morris brings extensive investment experience as both a founder of an operating company, as well as an investment partnership.

Dilip Singh (Director; Interim Chief Executive Officer and President). Dilip Singh most recently served as the Chief Executive Officer and a Director of MRV Communications, Inc. (MRVC.PK) from July 2010 to December 2011. Prior to joining MRV, Mr. Singh was Chief Executive Officer of Telia-Sonera Spice Nepal, a large Asian mobile operator, from December 2008 to May 2009, where he was responsible for turning a new acquisition to sustained growth and profitability. From 2004 to 2008, Mr. Singh was President and Chief Executive Officer of Telenity, Inc., a convergence applications, service delivery platform and value added services telecom software company. Mr. Singh was President of NewNet, a telecom infrastructure software startup, which was acquired by ADC Telecommunications Inc., from 1994 to 1998. He remained an executive consultant to ADC through 2000, and returned in 2003 to 2004 as the president of ADC’s software systems division. In the interim 2001 to 2003 period, he was Executive Chairman of IntelliNet and Entrepreneur in Residence with MC Venture Partners, and in such capacity acted as an executive consultant and board advisor to several companies. From 1988 to 1994, Mr. Singh was an executive director at Sprint Corporation, where he directed strategic planning and development of intelligent network services, network management and call center applications for consumer and business customers, and supported marketing and sales with an annual revenue impact of over $2 billion. Prior to Sprint, he co-founded United Database Corporation, a start-up that led the introduction of yellow pages in three major metropolitan cities in India and had $12 million in revenue during its first 18 months. Mr. Singh began his career as an executive telecommunication consultant with Alcatel-Lucent switching systems divisions in the United States, England, Germany and Italy for over 10 years. Mr. Singh earned a Masters degree in Electronics and Communications Electrical Engineering from the Indian Institute of Technology and a Masters of Science in Physics from the University of Jodhpur.

He has almost 40 years of operational executive management and board experience with global Fortune 500 telecom carriers, entrepreneurial start-ups and early stage telecom software companies, network equipment providers and a venture capital firm. The Board of Directors has selected Mr. Singh as Interim Chief Executive Officer because of his vast executive experience in a variety of roles and in companies of all sizes.

Joseph Whitters (Director). Joseph Whitters has been an Advisor to Frazier Health Care, a venture capital firm since 2005. From 1986 to January 2005, Mr. Whitters was employed in various capacities with First Health Group Corp., a nearly $2 billion market capitalization managed healthcare company serving the group health, workers compensation, and state agency markets, including as Chief Financial Officer and Executive Vice President. Prior to joining First Health in 1986, he served as Controller for the largest subsidiary of United HealthCare Corp. He currently serves as a Director of Omnicell, Inc. (NASDAQ:OMCL), a medication automation and analytics company, which he joined in May 2003, and where he currently serves as the chairman of the Audit Committee. Previously, he served on the boards of directors and the audit committees of various public companies including Mentor, Solexa and Luminent Mortgage. Mr. Whitters has also been an advisor or board member with several private companies. Mr. Whitters began his career in public accounting with Peat Marwick and has a Bachelors of Arts in accounting degree from Luther College in Iowa. Mr. Whitters is a certified public accountant.

Mr. Whitters brings almost 20 years of experience in senior financial management positions with healthcare corporations, and the financial expertise and leadership abilities developed during his service in a senior finance role at a large, national health benefits company.

Wayne Yetter (Director). Wayne Yetter has served a member of the Company’s Board of Directors since September 2005. He served as Chief Executive Officer of Verispan, LLC, a healthcare information company founded by Quintiles Transnational Corp. and McKesson Corp, from September 2005 to August 2008. From November 2004 through September 2005, Mr. Yetter served as President and Chief Executive Officer of Odyssey Pharmaceuticals, Inc. to assist Odyssey’s parent, PLIVA d.d., implement its strategy to exit the proprietary pharmaceutical business. Mr. Yetter has built and led a variety of multi-million dollar businesses and pharmaceutical operations for some of the largest companies in the world. After serving in Vietnam, Mr. Yetter began his career in the pharmaceuticals industry in 1970 as a sales representative for Pfizer. From Pfizer, he joined Merck & Co in 1977, where he led the Marketing Operations Group and then became President of the

Asia Pacific region before starting the new company, Astra Merck, in 1991 as President and Chief Executive Officer. Under his leadership, Astra Merck’s product, Prilosec, grew to be the #1 pharmaceutical product in the United States at the time. Mr. Yetter then joined Novartis Pharmaceuticals in 1997, where he was President and Chief Executive Officer of the United States pharmaceutical business. In 1999, he joined IMS and later led its spinout company, Synavant, where he was Chairman and Chief Executive Officer for three years before Synavant merged with Dendrite International in 2003. He also served as an advisor to Alterity Partners from 2003 until 2004. Mr. Yetter was formerly Chairman of the Board for Transkaryotic Therapies Inc., which was acquired by Shire Pharmaceuticals. Mr. Yetter currently serves on the Board of Directors of EpiCept Corporation (OTCOX: EPCT), Strategic Diagnostics Inc. (NASDAQ: SDIX) and is Chairman of the Board of NuPathe, Inc. (NASDAQ: PATH).

Mr. Yetter’s experience serving on various boards of directors and as an officer of other companies in the healthcare industry is valuable to the Company.

The Board of Directors’ Role in Risk Oversight

Risk is an integral part of the Board of Directors deliberations throughout the year. The Board of Directors oversees the management of the Company’s risk management.

Director Independence

The Board of Directors has considered the independence of each director and nominee for election as a director in accordance with the elements of independence set forth in the listing standards of the NYSE Amex. Based upon information solicited from each nominee, the Board of Directors has affirmatively determined that John Climaco, David Dreyer, Charles Gillman, Joseph Whitters and Wayne Yetter (collectively, the “Independent Directors”) have no material relationship with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company) and are “independent” within the meaning of NYSE Amex’s director independence standards and Audit Committee independence standards, as currently in effect.

Required Vote

In order to be elected to the Board of Directors, each nominee must receive a plurality of the votes of the shares of the Company’s Common Stock present in person or represented by proxy at the Annual Meeting. Stockholders may only vote for or withhold their votes for the election of the nominees to the Board of Directors. Votes that are withheld and broker non-votes, if any, will be counted for purposes of determining the presence or absence of a quorum, but will have no effect on the election of directors.

Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS OF THE COMPANY VOTE “FOR” THE PROPOSAL TO ELECT JOHN CLIMACO, DAVID DREYER, CHARLES GILLMAN, RYAN MORRIS, DILIP SINGH, JOSEPH WHITTERS AND WAYNE YETTER AS MEMBERS OF THE BOARD OF DIRECTORS TO SERVE UNTIL THE 2013 ANNUAL STOCKHOLDERS MEETING AND UNTIL THEIR SUCCESSORS ARE DULY ELECTED AND QUALIFIED.

Board of Directors and Committees of the Board of Directors

The Board of Directors has responsibility for the overall governance of the Company. The Board of Directors held a total of four meetings and took action by unanimous written consent on four occasions during the fiscal year ended December 31, 2011. Each then-current director attended at least 75% of the meetings held by the Board of Directors and of the meetings of each committee on which such director served. In addition to regularly scheduled meetings, the directors discharge their responsibilities through telephonic and other communications with each other and the executive officers.

The Board has no policy regarding director attendance at annual meetings of stockholders. Two members of the Board at that time, Sean McDevitt and Pat LaVecchia, attended the 2011 Annual Meeting.

The Board of Directors has established an Audit Committee, a Nominating and Governance Committee and a Compensation Committee, each of which reports to the Board of Directors.

The Board of Directors has elected Charles Gillman as lead independent director.

Audit Committee

The Audit Committee is composed entirely of independent directors. The following individuals are the current members of the Audit Committee: John Climaco, David Dreyer and Joseph Whitters, and Mr. Whitters serves as Chairman of the Audit Committee. The Audit Committee is responsible for meeting with the Company’s independent registered public accounting firm regarding, among other issues, audits and adequacy of the Company’s accounting and control systems. The Audit Committee held 12 meetings during the fiscal year ended December 31, 2011.

The Board of Directors has determined that each of Mr. Dreyer and Mr. Whitters qualifies as an “audit committee financial expert” as that term is defined under Item 407 of Regulation S-K of the Exchange Act. The Board of Directors has adopted a written charter for the Audit Committee, a copy of which is posted on the Company’s website at www.infusystem.com.

Nominating and Governance Committee

The Nominating and Governance Committee is composed entirely of independent directors. The following individuals are current members of the Nominating and Governance Committee (the “Nominating Committee”): John Climaco, David Dreyer and Charles Gillman, and Mr. Climaco serves as Chairman of the Nominating Committee. The Nominating Committee held two meetings and took action by unanimous written consent on one occasion during the fiscal year ended December 31, 2011. The Board of Directors has adopted a written charter for the Nominating Committee, a copy of which is posted on the Company’s website at www.infusystem.com.

The Nominating Committee identifies individuals for nomination to the Board of Directors by the full Board of Directors. The Nominating Committee will consider all qualified director candidates identified by members of the Nominating Committee, by senior management and stockholders. Stockholders who would like to propose an independent director candidate for the consideration of the Nominating Committee may do so by submitting the candidate’s name, résumé and biographical information care of InfuSystem Holdings, Inc., 31700 Research Park Drive, Madison Heights, Michigan 48071, Attn: Secretary, no later than the deadline for submission of stockholder proposals set forth under the section of this Proxy Statement entitled “Stockholder Proposals for the 2013 Annual Meeting.” All proposals for nomination received by the Secretary will be presented to the Nominating Committee for consideration.

The Nominating Committee reviews each director candidate’s biographical information and assesses each candidate’s independence, skills and expertise based on a variety of factors, including the following criteria:

•	Whether the candidate has exhibited behavior that indicates he or she is committed to the highest ethical standards.

•

Whether the candidate has had broad business, governmental, non-profit or professional experience that indicates that the candidate will be able to make a significant and immediate contribution to the Board of Directors’ discussion and decision-making.

•	Whether the candidate will be able to devote sufficient time and energy to the performance of his or her duties as a director.

In addition to above listed criteria, the Nominating Committee considers the diversity of candidates, which may include diversity of skills and experience as well as geographic, gender, age, and ethnic diversity. The Nominating Committee does not, however, have a formal policy with regard to the consideration of diversity in identifying candidates.

Application of these factors requires the exercise of judgment by members of the Nominating Committee and cannot be measured in a quantitative way.

The Nominating Committee applied each of these factors in its review and assessment of the background, independence, skills and expertise of each of the director nominees included in this proxy statement, including the New Directors. Members of the Nominating Committee had several meetings and conversations with each of the director nominees and conducted extensive due diligence and background investigations prior to approving their nomination for election at the Meeting.

Compensation Committee

The Compensation Committee is composed entirely of independent directors. The following individuals are current members of the Compensation Committee: Charles Gillman, Joseph Whitters and Wayne Yetter, and Mr. Gillman serves as Chairman of the Compensation Committee. The Compensation Committee is responsible for approving the salaries, bonuses and other compensation and benefits of executive officers and directors and administering the InfuSystem Holdings, Inc. 2007 Stock Incentive Plan. The Compensation Committee held three meetings and took action by unanimous written consent on two occasions during the fiscal year ended December 31, 2011. The Board of Directors has adopted a written charter for the Compensation Committee, a copy of which is posed on the Company’s website at www.infusystem.com.

The Compensation Committee evaluates executive officer performance in light of the Company’s strategic objectives and establishes compensation levels based on such evaluation. The objectives of Compensation Committee are to attract and retain experienced and highly qualified personnel and reward our executive officers for advancing critical elements of our strategic plan.

Communications with the Board of Directors

Stockholders may communicate with the Board of Directors by sending written communications addressed to such person or persons care of InfuSystem Holdings, Inc., 31700 Research Park Drive, Madison Heights, Michigan 48071, Attn: Secretary. All communications will be compiled by the Secretary and submitted to the addressee.

Directors’ Compensation

The following table sets forth the compensation for the Company’s non-employee directors who served for the fiscal year ended December 31, 2011. See “Executive Compensation” for a description of former director Mr. McDevitt’s compensation.

Name	Fees Earned or Paid in Cash (1)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($) (3)	Total ($)
David Dreyer	94,000.00	—	—	—	—	—	$94,000.00
Timothy Kopra	54,000.00	—	—	—	—	37,998.62	$91,998.62
Pat LaVecchia	256,500.00	—	—	—	—	—	$256,500.00
Jean-Pierre Millon	86,000.00	—	—	—	—	—	$86,000.00
John Voris	110,000.00	—	—	—	—	—	$110,000.00
Wayne Yetter	114,000.00	—	—	—	—	—	$114,000.00
James Freddo (2)	—	—	—	—	—	—	$—

Total	$714,500.00	$—	$—	$—	$—	$37,998.62	$752,498.62

(1)	Directors receive an annual retainer of $50,000. In addition, cash retainers (“Retainers”) for the non-employee members of the Board of Directors for 2011 services were as follows:

Board Members	Annual Retainer	Audit Committee	Nominating & Governance Committee	Compensation Committee	Monthly Retainer		Total Fees Earned or Paid
David Dreyer	$50,000.00	$8,000.00	$—	$—	$36,000.00	*	$94,000.00
Timothy Kopra	$50,000.00	$4,000.00	$—	$—	$—		$54,000.00
Pat LaVecchia	$50,000.00	$—	$—	$—	$206,500.00	**	$256,500.00
Jean-Pierre Millon	$50,000.00	$—	$—	$—	$36,000.00	*	$86,000.00
John Voris	$50,000.00	$—	$—	$—	$60,000.00	***	$110,000.00
Wayne Yetter	$50,000.00	$4,000.00	$—	$—	$60,000.00	***	$114,000.00
James Freddo	$—	$—	$—	$—	$—		$—

	$300,000.00	$16,000.00	$120,000.00	$—	$72,000.00		$714,500.00

*	Includes amounts paid to Mr. Dreyer and Mr. Millon for coordinating strategic mergers and acquisitions integration efforts.
**	Includes amounts paid to Mr. LaVecchia as Vice Chairman of the Board for coordinating investor relations.
***	Includes amounts paid to Mr. Voris and Mr. Yetter for coordinating strategic organizational sales and marketing efforts.
(2)	Mr. Freddo served as a director until May 27, 2011.
(3)	All Other Compensation for Mr. Kopra represents the April 2011 reimbursement of income tax related to the vesting of shares granted to Mr. Kopra in May 2010.

Current Independent Director Compensation

The following is a description of the compensation for the Company’s Independent Directors as of April 24, 2012 (see “Executive Compensation” for a discussion of Mr. Singh’s compensation). Each of the Independent Directors may elect one of the following annual compensation arrangements: (i) options to purchase 100,000 shares of the Company’s Common Stock or (ii) $30,000 payable in quarterly installments plus options to purchase 50,000 shares of Common Stock. The options have an exercise price equal to the closing price of the Common Stock on the date of grant, expire on the second anniversary of grant, and vest monthly over a 12-month term or immediately upon a change in control. On April 24, 2012, at the time of the change in the

Board of Directors in connection with the Settlement Agreement, Messrs. Climaco, Dreyer, Gillman, and Whitters chose to receive compensation solely in the form of stock options, and Mr. Yetter chose a mix of cash and stock options. The exercise price for each of these stock options is $2.25. No fees will be paid for attendance at individual Board or Committee meetings or for service as chairman of the Audit, Compensation or Nominating Committee.

Executive Chairman Compensation

The Board has named Ryan Morris as Executive Chairman of the Board. Pursuant to an Employment Agreement between the Company and Mr. Morris dated as of April 24, 2012, Mr. Morris agreed to spend a minimum of 1/3 of his professional time devoted to the Company. In lieu of other director compensation, he received an option grant to purchase 250,000 shares of Common Stock, at an exercise price of $2.25, which was equal to the closing price of the Common Stock on the date of grant. The options will vest monthly over a 12-month term on the 24th day of the month. In the event of a change of control of the Company (as defined in the agreement), or otherwise at the direction of the Compensation Committee, all options shall vest and become immediately exercisable.

PROPOSAL 2 —

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee and the Board of Directors have selected Deloitte & Touche LLP as the independent registered public accounting firm to audit the financial statements of the Company for the fiscal year ending December 31, 2012. The Board of Directors is submitting the appointment of Deloitte & Touche LLP to the stockholders for ratification as a matter of good corporate practice.

In the event that the stockholders fail to ratify the appointment of Deloitte & Touche LLP, the Audit Committee will reconsider its selection of audit firms, but may decide not to change its selection. Even if the appointment is ratified, the Audit Committee may appoint a different independent registered public accounting firm at any time if it determines that such a change would be in the Company’s stockholders best interest.

Representatives of Deloitte & Touche LLP are not expected to be present at the Meeting.

Please see “Independent Auditors’ Fees” for a discussion of the fees paid by the Company to Deloitte & Touche LLP for the fiscal years ended December 31, 2011 and December 31, 2010.

Required Vote

To be approved by the stockholders, the proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012 must receive the affirmative vote of a majority of the shares of the Company’s Common Stock issued and outstanding as of the Record Date that are present in person or by proxy at the Meeting and entitled to vote. Abstentions are treated as shares present or represented and entitled to vote at the Meeting and will have the same effect as a vote against this proposal. Broker non-votes will have no effect on the outcome of this proposal. A failure to vote by not returning a signed proxy will have no effect on the outcome of the proposal.

Recommendation

THE AUDIT COMMITTEE AND THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE PROPOSAL TO RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2012.

EXECUTIVE OFFICERS

The Company’s executive officers are appointed by the Board of Directors and serve at the discretion of the Board of Directors. Set forth below are the names and certain biographical information regarding the Company’s executive officers.

Name	Age	Position
Dilip Singh (1)	63	Interim Chief Executive Officer, President and Director
Jonathan P. Foster	48	Chief Financial Officer
Janet Skonieczny	53	Vice President, Corporate Secretary, Compliance Officer and Privacy Officer
David M. Haar	49	Senior Vice President of Sales and Marketing
Thomas F. Creal II	65	Executive Vice President, First Biomedical

(1)	See “Proposal 1—Election of Directors” for biographical information regarding Mr. Singh.

Jonathan P. Foster

Jonathan P. Foster has served as the Company’s Chief Financial Officer since March 2012. Mr. Foster has held a variety of executive and senior financial positions with public and private companies. From 2011 to 2012, Mr. Foster served as Interim Director of Finance & Accounting for LSG Sky Chefs USA, Inc., in Dallas, Texas, a subsidiary of LSG Lufthansa Service Holding AG, headquartered in Germany. From 2000 to 2011, Mr. Foster served as majority owner and President of United Credit, Inc. and as founder and Chief Executive Officer of two other companies focused on the consumer finance and collateral protection insurance markets, Advance Today, LLC, and Furobos Reinsurance Ltd. Mr. Foster was the Chief Financial Officer and Executive Vice President of Drypers Corporation, a global consumer products company with operations in North and South America, Asia, and Europe, from 1996 to 2000. From 1991 to 1996, Mr. Foster served as Chief Financial Officer of Dickson Weatherproof Nail Company, a private company based in Houston and Chicago, and in controller and treasurer positions with divisions of Schlumberger Ltd. Mr. Foster began his accounting career in 1985 with the Enterprise Group of Deloitte & Touche LLP in Charlotte, North Carolina, and later became a manager in their Middle Market Group in Atlanta, Georgia. Mr. Foster is a Certified Public Accountant in South Carolina and is a member of the AIPCA, from which he received a Chartered Global Management Accountant designation. Mr. Foster earned his B.S. in Accounting from Clemson University. Mr. Foster has served on the Board of Directors for the Easley Baptist Hospital Foundation since 2006 and has also served in public office as a member of the Board of Financial Institutions for the State of South Carolina since 2006.

Janet Skonieczny

Janet Skonieczny has served as the Company’s Vice President, Corporate Secretary, Compliance Officer and Privacy Officer since November 2007, and as Vice President of Operations of InfuSystem, Inc. the Company’s wholly-owned subsidiary, since 1998. During that time, she facilitated the development and implementation of third party billing programs, assisted in the integration of those programs with inventory and tracking systems and led the development and implementation of the Company’s Compliance and Privacy Programs. From 1988 until 1994 she was Office Manager, and from 1990 until 1998 Operations Manager for Venture Medical, a predecessor company to InfuSystem, Inc., which commenced business operations in 1988. At Venture Medical she played key managerial roles in Nova Healthcare Industries, a manufacturer and designer of speculum sheath protectors used in gynecologic procedures, Medical Reimbursement Solutions, a third-party billing company that formatted and transmitted billing claims on behalf of infusion centers, physicians and hospitals and Aventric Medical, Inc., a Midwest distributor of high-tech equipment such as pacemakers, cardiac imaging devices and drug delivery systems.

David M. Haar

David M. Haar has served as the Company’s Senior Vice President of Sales and Marketing since November 2010 and as Vice President of Marketing since November 2007. Prior to joining the Company, Mr. Haar was

Vice President of Marketing at National Medical Health Card where he led all marketing and communications initiatives for the national pharmacy benefits manager during a period of rapid growth. Prior to that, he was with MapInfo, a leading provider of location intelligence solutions where he directed marketing programs and demand generation activities as the company grew from $40MM to $140MM. Prior to that, Mr. Haar held a variety of marketing management positions within private and publicly held companies. He has a B.A. in English from the State University of New York at Albany.

Thomas F. Creal II

Thomas F. Creal II has served as the Company’s Executive Vice President since the Company’s acquisition of First Biomedical, Inc. (“First Biomedical”) in June 2010. Prior to the acquisition, Mr. Creal was the founder and President of First Biomedical. First Biomedical sold, rented, serviced and repaired new and pre-owned infusion pumps and other medical equipment. First Biomedical also sold a variety of disposables and accessories that are used in conjunction with infusion delivery. Headquartered near Kansas City, with additional facilities in California and Toronto, First Biomedical was a leading provider to alternate site healthcare facilities and hospitals in the United States and Canada.

EXECUTIVE COMPENSATION

Smaller Reporting Company Status

The Company is a “smaller reporting company,” as defined in Item 10(f)(1) of Regulation S-K. As a “smaller reporting company,” the Company is permitted to provide the scaled disclosure required by Items 402(m)-(r) of Regulation S-K in lieu of the more extensive disclosure required of other reporting companies.

Compensation Committee Interlocks and Insider Participation

Executive compensation is determined by the Compensation Committee of the Company’s Board of Directors.

During the fiscal year ended December 31, 2011, none of the Company’s executive officers served at any time on the board of directors or compensation committee of any other entity one of whose executive officers served on the Company’s Board of Directors.

Summary Compensation Table

The following table sets forth the compensation of the executive officers of the Company for the fiscal years ended December 31, 2011 and 2010. Only compensation for years in which the named executive officer served in such capacity is presented.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (3)	Option Awards ($) (3)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation ($)	All Other Compensation ($) (4)	Total ($)
Sean McDevitt	2011	$360,000.00	$—	$—	$—	$—	$—	$91,142.25	$451,142.25
Former Chief Executive Officer (1)	2010	$360,000.00	$—	$6,100,500.00	$—	$—	$—	$745,583.79	$7,206,083.79

James Froisland	2011	$360,000.00	$—	$274.00	$—	$—	$—	$2,080.00	$362,354.00
Former Chief Financial Officer (2)	2010	$20,000.00	$—	$—	$—	$—	$—	$—	$20,000.00

Janet Skonieczny	2011	$207,000.00	$200,000.00	$28,750.00	$—	$—	$—	$433.32	$436,183.32
Vice President of Operations, Corporate Secretary, Compliance Officer, Privacy Officer	2010	$207,000.00	$198,000.00	$90,500.00	$—	$—	$—	$—	$495,000.00

David M. Haar	2011	$200,000.00	$92,500.00	$28,750.00	$—	$—	$—	$4,043.45	$325,293.45
Senior Vice President of Sales and Marketing	2010	$169,211.57	$44,650.00	$47,563.00	$—	$—	$—	$—	$261,424.57

Thomas F. Creal II	2011	$255,384.42	$9,600.00	$—	$—	$—	$—	$627.00	$265,611.42
Executive Vice President, First Biomedical	2010	$236,301.58	$15,932.89	$250.00	$—	$—	$—	$—	$252,484.47

(1)	Mr. McDevitt resigned as Chief Executive Officer, effective April 24, 2012. See “Settlement Agreement.”
(2)	The Company paid James M. Froisland $20,000 in salary for the fiscal year ended December 31, 2010, which represents his $30,000 monthly base salary, prorated from December 10, 2010, the date Mr. Froisland commenced his services as the Company’s Chief Financial Officer, to December 31, 2010. Mr. Froisland resigned as Chief Financial Officer effective March 16, 2012.
(3)

In accordance with recently adopted amendments to the SEC’s proxy disclosure rules, included in the “Stock Awards” and “Option Awards” columns are the aggregate grant date fair values of restricted stock unit and stock option awards made during the respective fiscal years computed in accordance with FASB ASC Topic 718. For a discussion of the assumptions used in computing this valuation, see “Management’s Discussion and Analysis of

Financial Condition and Results of Operations” and Note 11 of the Notes to the Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011. This presentation reflects a change from prior year proxy statements where the amounts included in these columns reflected the compensation expense recognized in the fiscal year related to all outstanding equity awards (regardless of grant date). The grant date fair value of an award reflects the accounting expense and may not represent the actual value that will be realized. Note that under the Consulting Agreement with Mr. McDevitt, the Share Award Agreement governing the grant of these shares was terminated, and, hence, no shares will be awarded under the agreement.
(4)	All Other Compensation for 2010 for Mr. McDevitt consists of the following: $40,000 for his services as Chairman of the Board, $50,000 for his services as a member of the Board of Directors and $655,584 for the tax gross up for the immediate vesting of 450,000 shares of common stock as described in the Directors’ Compensation section of this proxy statement. All Other Compensation for 2011 consists of the following: (i) for Mr. McDevitt, $40,000 for his services as Chairman of the Board, $50,000 for his services as a member of the Board of Directors, $450 for life insurance benefits and $692 for a stipend opting out of health insurance; (ii) for Mr. Froisland, $1,980 for life insurance benefits and $100 for the tax gross up for the immediate vesting of 100 shares of common stock; (iii) for Ms. Skonieczny, $433 for life insurance benefits; (iv) for Mr. Haar, $3,773 in net income for an automobile allowance and $270 in life insurance benefits; and (v) for Mr. Creal, $627 in life insurance benefits.

Outstanding Equity Awards at Fiscal Year End

The following table shows all unexercised options, stock that has not vested and stock incentive plan awards for each of the named executive officers as of December 31, 2011.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Sean McDevitt (2)	—	—	—	$—	—	2,000,000	$3,220,000.00	—	$—
James M. Froisland	—	—	—	$—	—	—	$—	—	$—
Janet Skonieczny	—	—	—	$—	—	25,000	$40,250.00	—	$—
David M. Haar	—	—	—	$—	—	25,000	$40,250.00	—	$—
Thomas F. Creal II	—	—	—	$—	—	—	$—	—	$—

(1)	Represents unvested restricted shares of Common Stock multiplied by $1.61, the closing price of the Company’s Common Stock on December 30, 2011, as quoted by the NYSE Amex.
(2)	Represents unvested restricted shares of Common Stock granted pursuant to the Share Award Agreement between the Company and Mr. McDevitt dated April 6, 2010 (the “Share Award Agreement”). Pursuant to the Consulting Agreement between the Company and Mr. McDevitt dated April 24, 2012 (the “Consulting Agreement”), the Share Award Agreement was terminated without any of such shares vesting. See “Consulting Agreement with Sean McDevitt”.

Potential Payments Upon Termination or Change in Control

The following table and footnotes quantify the payments and benefits that Mr. McDevitt and Ms. Skonieczny would be required to be paid under the Company’s compensation programs upon various scenarios for termination of employment or a change in control of the Company as of December 31, 2011. As of December 31, 2011, Messrs. Froisland and Haar did not have an employment agreement or other arrangement with the Company providing for the provision of payments or other benefits upon termination of employment or a change in control of the Company.

Named Executive Officer	Agreement	Termination by the named executive officers for any reason, by the Company for cause or by the Company upon the named executive officer’s death or disability	Termination by the Company without cause		Change in Control
Sean McDevitt	Share Award Agreement	2,000,000 shares (1)		(1)	2,000,000 shares
Janet Skonieczny	Employment Agreement	Accrued salary, bonus and benefits		(2)	(2)

(1)	Represents unvested restricted shares of Common Stock granted pursuant to the Share Award Agreement. Pursuant to the terms of the Share Award Agreement in effect as of December 31, 2011, all unvested shares would have been forfeited upon termination of Mr. McDevitt’s employment for any reason, provided that, (i) if Mr. McDevitt died while serving as an officer, director or employee of the Company or any of its subsidiaries, such shares would have vested immediately prior to Mr. McDevitt’s death or (ii) if there were a change in control of the Company within one year following termination of Mr. McDevitt’s service as an officer, director or employee of the Company or any of its subsidiaries, such shares would have vested immediately prior to such change in control. Pursuant to the Consulting Agreement, the Share Award Agreement was terminated without any of such shares vesting. See “Consulting Agreement with Sean McDevitt”.
(2)	Pursuant to the terms of an Employment Agreement, dated November 12, 2007, Ms. Skonieczny is entitled to receive a pro-rata bonus award for the year of termination and continued payment of her base salary for two years from the date of termination, subject to her execution of a release and compliance with customary confidentiality and non-disparagement obligations. Upon termination without cause or a change of control, the Employment Agreement also provides for the accelerated vesting of a restricted stock award that has already fully vested. Note that a change in the composition of the Board approved pursuant to the Settlement Agreement by the then-comprised Board shall not constitute a change in control under Ms. Skonieczny’s Employment Agreement.

Consulting Agreement with Sean McDevitt

On April 24, 2012, the Company and Mr. McDevitt entered into the Consulting Agreement, pursuant to which Mr. McDevitt resigned as Chief Executive Officer of the Company, effective April 24, 2012, and agreed to serve as a consultant to the Company to perform such services, including assistance in connection with any acquisition or disposition transaction, advice and counsel, and such other actions, as may be reasonably directed by the Board of Directors, the Chief Executive Officer or the Chief Financial Officer from April 24, 2012 to July 31, 2012 (the “Consulting Period”). During the Consulting Period, the Company will pay Mr. McDevitt a consulting fee of $1,000,000, payable in installments of cash and/or shares of the Company’s Common Stock, and provide continued healthcare benefits. On each of the date of the Consulting Agreement, May 15, 2012 and June 15, 2012, the Company will pay Mr. McDevitt installments of $83,333.33 in shares of Common Stock valued at the average closing price of a share of the Common Stock on the NYSE Amex on the five trading days preceding the date of each such issuance. On July 31, 2012, the Company will pay Mr. McDevitt a final installment of $750,000 in shares of Common Stock valued at the average closing price of a share of the Common Stock on the NYSE Amex on the five trading days preceding such date unless the Company has refinanced the Credit Agreement, by and among InfuSystem Holdings, Inc., InfuSystem, Inc., First Biomedical, Inc., Bank of America, N.A and the lenders party thereto, on or prior to such date, in which case, the final installment shall be made in cash. The Company will also reimburse $95,000 of Mr. McDevitt’s expenses in connection with the negotiation and preparation of the Consulting Agreement. In the event of a change of control, Mr. McDevitt’s death or disability or termination by the Company of the engagement of Mr. McDevitt to provide the consulting services, with or without cause, the aggregate amount payable under the Consulting Agreement if Mr. McDevitt had served as a consultant during the entire Consulting Period, net of any amounts paid to date thereunder, shall become immediately due and payable. The Consulting Agreement also provides for releases by each of Mr. McDevitt and the Company of the other and a mutual non-disparagement covenant and requires the Company to provide continued indemnification of Mr. McDevitt in accordance with the Company’s current Organizational Documents.

In addition, the Consulting Agreement provides for termination of the Share Award Agreement dated as of April 6, 2010 by and between the Company and Mr. McDevitt, pursuant to which the Company granted Mr. McDevitt the right to receive up to an aggregate of 2,000,000 shares of Common Stock in increments based upon the attainment of specified trading price levels from $5.00 to $15.00.

Agreement with James M. Froisland

Pursuant to an agreement with Mr. Froisland dated December 15, 2010, Mr. Froisland was entitled to receive $30,000 per month and customary employee benefits available to all full-time employees of the Company. The Company also was required to reimburse Mr. Froisland for travel and living expenses relating to his temporary relocation to the vicinity of the Company’s principal offices in Madison Heights, Michigan. Mr. Froisland resigned as Chief Financial Officer effective March 16, 2012.

Agreement with Jon Foster

In connection with his appointment, on March 16, 2012, Mr. Foster entered into an agreement with the Company pursuant to which the Company will pay him $50,000 per month for the next six months, after which time Mr. Foster and the Company have agreed to discuss more permanent compensation arrangements. The Company will also reimburse Mr. Foster for his expenses in performing his services under the agreement, including travel and maintenance of necessary certifications, in accordance with Company policy.

Agreement with Janet Skonieczny

Pursuant to an agreement with Ms. Skonieczny dated November 12, 2007, Ms. Skonieczny is entitled to receive $200,000 per year and customary employee benefits available to all full-time employees of the Company and is eligible to receive a bonus that is subject to annual adjustment. Upon termination of Ms. Skonieczny’s employment other than by the Company without cause, Ms. Skonieczny shall also be subject to certain non-competition, confidentiality and non-disparagement obligations.

Agreement with David M. Haar

None.

Agreement with Thomas F. Creal II

Pursuant to an agreement with Mr. Creal dated June 15, 2010, Mr. Creal is entitled to receive an annual base salary of $250,000 per year, payment of 100% of the premiums for his health benefits and customary employee benefits available to all full-time employees of the Company. Upon termination of Mr. Creal’s employment other than by the Company without cause, Mr. Creal shall also be subject to certain non-competition, confidentiality and non-disparagement obligations.

Agreement with Dilip Singh

Pursuant to an Employment Agreement between the Company and Mr. Singh dated April 24, 2012, Mr. Singh will serve as Interim President and Chief Executive Officer of the Company for an initial term (the “Initial Term”) of six months. The Company and Mr. Singh may renew the agreement for additional six month terms following the Initial Term. Mr. Singh will receive a salary of $150,000 for the Initial Term. He is eligible for a performance bonus, up to a maximum of $500,000, based upon satisfaction of performance objectives to be developed by the Compensation Committee, including stock price performance. In the event that the Compensation Committee, in its sole discretion, determines that the performance bonus criteria have not been satisfied in full for the Initial Term or for any subsequent term of the agreement, the performance bonus can be earned on a partial basis, as determined by the Compensation Committee. In the event of a “change in control,” as defined in the agreement, the performance bonus for the term in which such change of control occurs will be paid on the date of the closing of the transaction that gives rise to the change of control. In addition, Mr. Singh received an option grant to purchase 500,000 shares of the Company’s Common Stock, at an exercise price equal to the closing price of the Common Stock on the date of grant (i.e. $2.25 per stock option). The options will vest ratably over the Initial Term, with one-sixth (1/6) of the options vesting on the 24th day of each month. In the event of a “change of control” or upon any termination of Mr. Singh’s employment other than for “cause” (as such terms are defined in the agreement), or otherwise at the direction of the Compensation Committee, all options shall vest and become immediately exercisable. Mr. Singh will also be entitled to reimbursement from the Company for all reasonable temporary living expenses associated with his residence in or around Madison Heights, Michigan, and regular travel between Madison Heights and Mr. Singh’s place of residence in the U.S.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of the Company’s Common Stock as of April 30, 2012, in each case including shares of Common Stock which may be acquired by such persons within 60 days, by:

•

each person known by the Company to be the beneficial owner of more than 5% of its outstanding shares of Common Stock based solely upon the amounts and percentages contained in the public filings of such persons;

•	each of the Company’s officers and directors; and

•	all of the Company’s officers and directors as a group.

Name of Beneficial Owners	Number of Shares	Percent**
David P. Cohen (1)	1,868,962	9%
Global Undervalued Securities Master Fund, L.P. (2)	1,861,480	9%
Global Undervalued Securities Fund, L.P. (2)	1,861,480	9%
Global Undervalued Securities Fund (QP), L.P. (2)	1,861,480	9%
Global Undervalued Securities Fund, Ltd. (2)	1,861,480	9%
Kleinheinz Capital Partners, Inc. (2)	1,861,480	9%
Kleinheinz Capital Partners LDC (2)	1,861,480	9%
John Kleinheinz (2)	1,861,480	9%
Sean McDevitt (3)	1,726,544	8%
Steve Tannenbaum (4)	1,444,277	8%
Greenwood Investments, Inc. (4)	1,444,277	7%
Minerva GP, Inc. (1)	1,136,762	7%
Minerva GP, LP (1)	1,136,762	5%
Minerva Group LP (1)	1,136.762	5%
Greenwood Investors Limited Partnership (4)	734,220	3%
Minerva Advisors LLC (1)	732,200	3%
Greenwood Capital Limited Partnership (4)	709,947	3%
John Voris (5)	534,205	3%
Pat LaVecchia (6)	527,391	2%
Ryan Morris (7)	521,543	2%
Wayne Yetter (8)	388,305	2%
Jean-Pierre Millon (9)	353,806	2%
David C. Dreyer (10)	131,667	1%
Janet Skonieczny (11)	98,475	*
Charles Gillman (12)	98,994	*
Timothy Kopra (13)	50,000	*
David M. Haar (14)	45,116	*
Thomas F. Creal II (15)	100	*
Dilip Singh (16)	166,667	*
John Climaco (17)	16,667	*
Joseph Whitters (18)	16,667	*
Jonathan P. Foster (19)	0	*
All directors and officers as a group (15 individuals)	2,949,603	12%

*	Less than 1%
**	Based on 21,330,235 shares of Common Stock outstanding as of April 30, 2012. Shares of Common Stock subject to options that are currently exercisable or exercisable within 60 days of April 30, 2012, as well as shares of restricted stock which vest within 60 days of April 30, 2012 are deemed outstanding in addition to the 21,330,235 shares of Common Stock outstanding as of April 30, 2012 for purposes of computing the percentage ownership of the person holding the options or the person whose shares will vest, but are not deemed outstanding for purposes of computing the percentage ownership of any other person.

(1)	Derived from Schedule 13G filed on February 15, 2012, by Minerva Advisors LLC (“Minerva Advisors”), Minerva Group, LP (“Minerva”), Minerva GP, LP (“Minerva GP”), Minerva GP, Inc. (“Minerva Inc.”) and David P. Cohen. Minerva Advisors holds shared voting control and investment control with respect to 732,200 shares of Common Stock. Minerva Advisors, Minerva, Minerva GP, Minerva Inc. and David P. Cohen hold sole voting control and investment control with respect to 1,136,762 shares of Common Stock. David P. Cohen beneficially owns 1,868,962 shares of Common Stock which includes shares held by Minerva Advisors and Minerva. The business address of Minerva Advisors, Minerva and David P. Cohen is 50 Monument Road, Suite 201, Bala Cynwyd, PA 19004.
(2)	Derived from Amendment 2 to Schedule 13D filed on March 15, 2012 by Kleinheinz Capital Partners, Inc. (“Kleinheinz”), Kleinheinz Capital Partners LDC (“Kleinheinz LDC”), Global Undervalued Securities Master Fund, L.P. (“Master Fund”), Global Undervalued Securities Fund, L.P. (“Fund”), Global Undervalued Securities Fund (QP), L.P. (“QP Fund”), Global Undervalued Securities Fund, Ltd. (“Fund Ltd.”), John Kleinheinz, Boston Avenue Capital LLC (“Boston Avenue”), Charles M. Gillman (“Gillman”), Stephen J. Heyman (“Heyman”), James F. Adelson (“Adelson”), Meson Capital Partners LP (“Meson LP”), Meson Capital Partners LLC (“Meson LLC”) and Ryan J. Morris (“Morris”). Kleinheinz, Master Fund, Fund, QP Fund, Fund Ltd., Kleinheinz LDC and John Kleinheinz (collectively, the “Kleinheinz Parties”) may be deemed beneficial owners of 1,861,480 shares of Common Stock owned by Master Fund. Fund, QP Fund and Fund Ltd. are the general partners of Master Fund. Kleinheinz is the investment manager of Master Fund, Fund, QP Fund and Fund Ltd. Kleinheinz LDC is the general partner of Fund and QP Fund. Kleinheinz, Master Fund, Fund, QP Fund, Fund Ltd., Kleinheinz, Kleinheinz LDC and John Kleinheinz, as the principal of Kleinheinz and Kleinheinz LDC, exercise voting and investment control over the 1,861,480 shares of Common Stock. Such Amendment 3 to Schedule 13D indicates that Boston Avenue, Gillman, Heyman, Adelson, Meson LP, Meson LLC and Morris (collectively, the “Non-Kleinheinz Parties”) are included in such filing because they may be deemed to be part of a group with the Kleinheinz Parties. According to such filing, the Non-Kleinheinz Parties beneficially own less than 5% of the shares of Common Stock outstanding, and the Non-Kleinheinz Parties and Kleinheinz Parties disclaim beneficial ownership of the shares of the Kleinheinz Parties and Non-Kleinheinz Parties, respectively. The business address of Kleinheinz and John Kleinheinz is 301 Commerce Street, Suite 1900, Fort Worth, Texas 76102. The business address of Kleinheinz LDC is c/o Walkers SPV Limited, Walker House, 87 Mary Street, George Town, Grand Cayman, KYI-9001 Cayman Islands. The business address of Master Fund, Fund, QP Fund and Fund Ltd. is c/o BNY Mellon Alternative Investment Services Ltd., 48 Par-La-Ville Road, Suite 464, Hamilton HM 11, Bermuda.
(3)	Mr. McDevitt exercises shared voting and investment control with respect to 1,234,044 shares of Common Stock held in the name of Tripletail, LLC, a limited liability company of which he is the sole member. The business address of Mr. McDevitt is c/o InfuSystem Holdings, Inc., 31700 Research Park Drive, Madison Heights, Michigan 48071.
(4)	Derived from Amendment No. 3 to Schedule 13G filed on February 10, 2012 by Steve Tannenbaum, Greenwood Capital Limited Partnership (“Greenwood Capital”), Greenwood Investments, Inc., (“Greenwood Investments”), and Greenwood Investors Limited Partnership (“Greenwood Investors”). Greenwood Investors and Greenwood Capital may be deemed to beneficially own 734,330 and 709,947 shares of Common Stock, respectively. Greenwood Investments, as the general partner of both Greenwood Capital and Greenwood Investors, and Mr. Tannenbaum, as the president of Greenwood Investments, may be deemed to beneficially own 1,444,227 shares of Common Stock. Mr. Tannenbaum, by virtue of his position as president of Greenwood Investments, has sole investment and voting control over such 1,444,277 shares of Common Stock. The business address of Mr. Tannenbaum, Greenwood Investments, Greenwood Capital and Greenwood Investors is 222 Berkeley Street, 17th Floor, Boston, Massachusetts 02116.
(5)	The business address of Mr. Voris is c/o InfuSystem Holdings, Inc., 31700 Research Park Drive, Madison Heights, Michigan 48071.
(6)	The business address of Mr. LaVecchia is c/o InfuSystem Holdings, Inc., 31700 Research Park Drive, Madison Heights, Michigan 48071.

(7)	Meson LP, Meson LLC and Mr. Morris may be deemed the beneficial owners of 446,450 shares of common stock owned by Meson LP, and over which Meson LP has voting and dispositive power, as Meson LLC is the general partner of Meson LP and Mr. Morris is the managing member of Meson LP. Further, Mr. Morris owns and has voting and dispositive power over an additional 33,426 shares of common stock, and Meson LLC may be deemed to beneficially own such shares as Mr. Morris is the managing member of Meson LLC. The business address of Meson is 531 E. State Street, Ithaca, NY 14850. The business address of Mr. Morris is c/o InfuSystem Holdings, Inc., 31700 Research Park Drive, Madison Heights, Michigan 48071.
(8)	The business address of Mr. Yetter is c/o InfuSystem Holdings, Inc., 31700 Research Park Drive, Madison Heights, Michigan 48071.
(9)	Mr. Millon exercises shared voting and investment control with respect to 267,092 shares of Common Stock held in the name of the Millon Family Trust of which Mr. Millon is a trustee. The business address of Mr. Millon is c/o InfuSystem Holdings, Inc., 31700 Research Park Drive, Madison Heights, Michigan 48071.
(10)	The business address of Mr. Dreyer is c/o InfuSystem Holdings, Inc., 31700 Research Park Drive, Madison Heights, Michigan 48071.
(11)	The business address of Ms. Skonieczny is c/o InfuSystem Holdings, Inc., 31700 Research Park Drive, Madison Heights, Michigan 48071.
(12)	Boston Capital has sole direct voting and dispositive power over 82,327 shares of common stock. Messrs. Heyman and Adelson are the joint managers of Boston Capital, and Mr. Gillman is the portfolio manager. Messrs. Heyman, Adelson and Gillman each have voting and dispositive power over the shares of Company common stock owned by Boston Capital and therefore are the indirect beneficial owners of the shares of Company common stock owned by Boston Capital. The business address of Boston and Messrs. Heyman, Adelson and Gillman is 15 East 5th Street, Suite 3200, Tulsa, Oklahoma 74103. The business address of Mr. Gillman is c/o InfuSystem Holdings, Inc., 31700 Research Park Drive, Madison Heights, Michigan 48071.
(13)	The business address of Mr. Kopra is c/o InfuSystem Holdings, Inc., 31700 Research Park Drive, Madison Heights, Michigan 48071.
(14)	The business address of Mr. Haar is c/o InfuSystem Holdings, Inc., 31700 Research Park Drive, Madison Heights, Michigan 48071.
(15)	The business address of Mr. Creal is c/o InfuSystem Holdings, Inc., 31700 Research Park Drive, Madison Heights, Michigan 48071.
(16)	The business address of Mr. Singh is c/o InfuSystem Holdings, Inc., 31700 Research Park Drive, Madison Heights, Michigan 48071.
(17)	The business address of Mr. Climaco is c/o InfuSystem Holdings, Inc., 31700 Research Park Drive, Madison Heights, Michigan 48071.
(18)	The business address of Mr. Whitters is c/o InfuSystem Holdings, Inc., 31700 Research Park Drive, Madison Heights, Michigan 48071.
(19)	The business address of Mr. Foster is c/o InfuSystem Holdings, Inc., 31700 Research Park Drive, Madison Heights, Michigan 48071.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The Company’s Board of Directors and Audit Committee are responsible for reviewing and approving all transactions involving the Company and “related parties” (generally, directors, executive officers and stockholders owning five percent or greater of the Company’s outstanding stock and their immediate family members). The Board of Directors and Audit Committee approve all related party transactions in advance. The Board of Directors and Audit Committee consider all of the relevant facts and circumstances available, including (if applicable) but not limited to: (i) the benefits to the Company; (ii) the impact on a director’s independence in the event the related party is a director, an immediate family member of a director or an entity in which a director is a partner, stockholder or executive officer; (iii) the availability of other sources for comparable products or services; (iv) the terms of the transaction; and (v) the terms available to unrelated third parties or to employees generally. No member of the Board of Directors or the Audit Committee will participate in any review, consideration or approval of any related party transaction with respect to which such member or any of his or her immediate family members is the related person. The Board of Directors and Audit Committee will approve only those related party transactions that are in, or are not inconsistent with, the best interests of the Company and its stockholders, as determined in good faith. The Board of Directors and Audit Committee will review all related party transactions annually to determine whether it continues to be in the Company’s best interests.

During the year ended December 31, 2011, the Company purchased pumps from Adepto Medical, a company that is controlled by a family member of Mr. Creal, Executive Vice-President, First Biomedical. Total purchases during 2011 amounted to approximately $100,000. The Company also provided pumps to Adepto Medical during the year ended December 31, 2011. Total revenue earned from these sales during the year ended December 31, 2011 was approximately $400,000.

In addition, in connection with the Company’s June 2010 acquisition of First Biomedical, the Company entered into a subordinated promissory note (the “Note”) with Mr. Creal, who was the majority shareholder of First Biomedical immediately prior to the acquisition, in the amount of $750,000, plus annual interest of 5%, payable in equal installments over 24 months. As of December 31, 2011, the outstanding principal due on the note was approximately $200,000. Mr. Creal also owns Jan-Mar LLC (“Jan-Mar”) and is the principal owner of the CW Investment Group LLC (“CW”). In connection with the acquisition, the Company entered into operating lease agreements with Jan-Mar and CW, each of which owns one of the two office buildings utilized by First Biomedical in Olathe, Kansas. Each lease has a term of thirty-six months, which commenced on July 1, 2010. Monthly rent payments to Jan-Mar and CW are $5,312 and $3,033, respectively.

Mr. Gillman serves on the board of directors of MRV Communications, Inc., where Mr. Singh was Chief Executive Officer and a board member until December 2011.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors has furnished the following report on its activities during the fiscal year ended December 31, 2011. The report is not deemed to be “soliciting material” or “filed” with the SEC or subject to the SEC’s proxy rules or to the liabilities of Section 18 of the Exchange Act, and the report shall not be deemed to be incorporated by reference into any prior or subsequent filing under the Securities Act or the Exchange Act except to the extent that the Company specifically incorporates it by reference into any such filing.

The Audit Committee oversees the financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial reporting process, principles and internal controls as well as preparation of the Company’s financial statements. As of April 24, 2012, the Audit Committee is comprised of Joseph Whitters (Chairman), John Climaco and David Dreyer, each of whom is an independent director as defined by the applicable SEC rules. The Audit Committee as then constituted held 12 meetings during the fiscal year ended December 31, 2011.

In fulfilling its responsibilities, the Audit Committee, as then constituted, appointed independent registered public accounting firm Deloitte & Touche LLP for the fiscal year ended December 31, 2011. The Audit Committee reviewed and discussed with the independent registered public accounting firm the overall scope and specific plans for their audit. The Audit Committee also reviewed and discussed with the independent registered public accounting firm and with management the Company’s audited financial statements and the adequacy of the Company’s internal controls. The Audit Committee met with the independent registered public accounting firm, without management present, to discuss the results of the Company’s independent registered public accounting firm’s audits and the overall quality of the Company’s financial reporting. Although the Audit Committee has the sole authority to appoint the independent registered public accounting firm, the Audit Committee will continue its practice of recommending that the Board of Directors ask the stockholders, at the Meeting, to ratify their appointment of the independent registered public accounting firm.

As then constituted during the fiscal year ending 2011, the Audit Committee monitored the independence and performance of the independent registered public accounting firm, as well as discussed with the independent registered public accounting firm the matters required to be discussed by Statements on Auditing Standards No. 61, as amended. The Company’s independent registered public accounting firm has provided the Audit Committee with the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the then constituted Audit Committee regarding independence and the Audit Committee as constituted during the fiscal year ending 2011 has discussed with the independent registered public accounting firm and management the independent registered public accounting firm’s independence.

Based upon the review and discussions referred to above, the then constituted Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2011 for filing with the SEC.

Joseph Whitters, Chairman
John Climaco
David Dreyer

May 4, 2012

INDEPENDENT AUDITORS’ FEES

The following presents aggregate fees billed to the Company for the fiscal years ended December 31, 2011 and December 31, 2010 by Deloitte & Touche LLP, the Company’s independent registered public accounting firm.

Audit Fees

There were $792,020 and $663,029 in audit fees billed by Deloitte & Touche LLP for the fiscal years ended December 31, 2011 and 2010, respectively. These fees were for professional services rendered for audits of annual consolidated financial statements and for reviews of the Company’s quarterly reports on Form 10-Q and proxy statement.

Audit Related Fees

There were $6,105 in audit related fees billed by Deloitte & Touche LLP for the fiscal year ended December 31, 2011 and no audit related fees billed for the fiscal year ended December 31, 2010.

Tax Fees

There were no tax fees billed by Deloitte & Touche LLP for the fiscal years ended December 31, 2011 and 2010.

All Other Fees

There were $0 and $382,453 in fees related to due diligence services billed by Deloitte & Touche LLP for the fiscal years ended December 31, 2011 and 2010, respectively. There were no other fees billed by Deloitte & Touche LLP for the fiscal years ended December 31, 2011 and 2010.

PRE-APPROVAL POLICIES AND PROCEDURES

The Audit Committee has adopted a policy and procedure for pre-approving all audit and non-audit services to be performed by the Company’s independent registered public accounting firm. The policy requires pre-approval of all services rendered by the Company’s independent registered public accounting firm either as part of the Audit Committee’s approval of the scope of the engagement of the independent registered public accounting firm or on a case by case basis. All of the audit and non-audit services described herein were pre-approved by the Audit Committee.

The services provided for 2011 and 2010 were for audit services and due diligence services, as described above.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s officers and directors and persons who beneficially own more than 10% of the Common Stock of the Company to file initial reports of ownership of such securities and reports of changes in ownership of such securities with the SEC. Such officers, directors and 10% stockholders of the Company are also required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

On January 27, 2011, Sean McDevitt, our then Chairman and Chief Executive Officer, filed a Form 4 to report the issuance of 1,234,044 shares of Common Stock to a limited liability company of which he is the sole member pursuant to a July 26, 2006 grant by the Company to Mr. McDevitt that was conditional upon the Company’s completion of an acquisition meeting certain criteria. Such acquisition was completed in October 2007. Based solely on the Company’s review of the copies of such forms received by it with respect to the fiscal year ended December 31, 2011, all other reports were filed on a timely basis.

STOCKHOLDER PROPOSALS FOR THE 2013 ANNUAL STOCKHOLDERS MEETING

Stockholder proposals to be considered for inclusion in the Company’s proxy statement and proxy card for the 2013 Annual Stockholders Meeting pursuant to Rule 14a-8 under the Exchange Act must be submitted in writing to the Company’s Secretary at the Company’s principal executive offices located at 31700 Research Park Drive, Madison Heights, Michigan 48071 no later than January 7, 2013.

Stockholder proposals that are not made pursuant to Rule 14a-8 must comply with the advance notice provisions contained in the Company’s Amended and Restated Bylaws which provide that such proposals must be submitted in writing to the Company’s Secretary at the Company’s principal executive offices located at 31700 Research Park Drive, Madison Heights, Michigan 48071 no earlier than January 25, 2013 and no later than February 24, 2013.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

The Company may satisfy SEC rules regarding delivery of proxy statements and annual reports by delivering a single proxy statement and annual report to an address shared by two or more Company stockholders. This delivery method is referred to as “householding” and can result in meaningful cost savings for the Company. In order to take advantage of this opportunity, the Company has delivered only one proxy statement and annual report to multiple stockholders who share an address, unless contrary instructions were received from impacted stockholders prior to the mailing date. We undertake to deliver promptly upon written or oral request a separate copy of the proxy statement and/or annual report, as requested, to a stockholder at a shared address to which a single copy of these documents was delivered. If you hold stock as a registered stockholder and prefer to receive separate copies of a proxy statement or annual report either now or in the future, please contact Computershare, P.O. Box 358015, Pittsburgh, Pennsylvania 15252-8015; or by telephone at 1-800-522-6645. If your stock is held through a broker or bank and you prefer to receive separate copies of a proxy statement or annual report either now or in the future, please contact such broker or bank. Conversely, multiple stockholders sharing a single address may request delivery of a single copy of proxy statements or annual reports in the future by contacting, in the case of registered stockholders, Computershare, P.O. Box 358015, Pittsburgh, Pennsylvania 15252-8015; or by telephone at 1-800-522-6645, or, in the case of stockholders holding their stock though a broker or bank, by contacting such broker or bank.

GENERAL

Management does not intend to bring any business before the Meeting other than the matters referred to in the accompanying notice. If, however, any other matters properly come before the Meeting, it is intended that the persons named in the accompanying proxy will vote pursuant to the proxy in accordance with their best judgment on such matters.

A copy of the Company’s most recent Annual Report on Form 10-K, as amended is available on the Company’s website at www.infusystem.com or can be made available without charge upon written request to: InfuSystem Holdings, Inc. 31700 Research Park Drive, Madison Heights, Michigan 48071, Attn: Secretary.

OTHER INFORMATION

Proxies are being solicited by our Board of Directors. We will bear the costs of the solicitation of the proxies on behalf of the Board of Directors. Our directors, officers or employees may solicit proxies in person, or by mail, telephone, facsimile or electronic transmission. The costs associated with the solicitation of proxies will include the cost of preparing, printing, and mailing this Proxy Statement, the Notice and any other information we send to stockholders. In addition, we must pay banks, brokers, custodians and other persons representing beneficial owners of shares held in street name certain fees associated with:

•	Forwarding printed proxy materials by mail to beneficial owners; and

•	Obtaining beneficial owners’ voting instructions.

To assist the solicitation of proxies and the distribution and collection of proxy materials, we have engaged Georgeson, a proxy solicitation firm, for an estimated fee of $10,000, plus expenses.

If you choose to access the proxy materials and/or vote on the Internet, you are responsible for Internet access charges you may incur. If you choose to vote by telephone, you are responsible for telephone charges you may incur.

If you have any questions, require assistance with voting your proxy card, or need additional copies of proxy materials, please contact:

GEORGESON

199 WATER STREET, 26TH FLOOR

NEW YORK, NY 10038

Stockholders Call Toll-Free at: (800) 891-3214

Banks and Brokers Call Collect at: (212) 440-9800

BY ORDER OF THE BOARD OF DIRECTORS

Janet Skonieczny
Secretary
InfuSystem Holdings, Inc.

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

We encourage you to take advantage of Internet or telephone voting. Both are available 24 hours a day, 7 days a week.

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to the shareholder meeting date.

INTERNET http://www.proxyvoting.com/infu

Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.

InfuSystem Holdings, Inc.

OR

TELEPHONE 1-866-540-5760

Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card. To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

WO# 24918

FOLD AND DETACH HERE

Using a black ink pen mark your votes with an X as shown in this example. Please do not write outside the designated areas

Please mark your votes as indicated in this example X

Annual Meeting Proxy Card

The Board of Directors recommends a vote FOR the listed nominees.

The Board of Directors recommends a vote FOR the following proposal:

I. Election of Directors FOR WITHHOLD *EXCEPTIONS

II. Appointment of Registered Independent Public Accounting Firm

Nominees:

01 John Climaco

02 David Dreyer

03 Charles Gillman

04 Ryan Morris

05 Dilip Singh

06 Joseph Whitters

07 Wayne Yetter

Ratification of the appointment of Deloitte & Touche LLP as the registered independent public accounting firm for the fiscal year ending December 31, 2012

FOR AGAINST ABSTAIN

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box and write that nominee’s name in the space provided below.)

*Exceptions

Mark Here for Address Change or Comments SEE REVERSE

This section must be completed for your instructions to be executed. NOTE: Please sign your name(s) EXACTLY as your name(s) appear(s) on this proxy. All joint holders must sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide your FULL title.

Signature Signature Date

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/equityaccess where step-by-step instructions will prompt you through enrollment.

The Proxy Statement and 2011 Annual Report are available at: http://www.Infusystem.com

FOLD AND DETACH HERE

PROXY — INFUSYSTEM HOLDINGS, INC.

PROXY SOLICITED BY BOARD OF DIRECTORS FOR ANNUAL MEETING FRIDAY, MAY 25, 2012

The undersigned hereby appoints Dilip Singh, Jonathan P. Foster and Janet Skonieczny and each of them, as proxies, with full power of substitution in each of them, for and on behalf of the undersigned to vote as proxies, as directed and permitted herein to vote your shares of InfuSystem Holdings, Inc. Common Stock at the Annual Meeting of Stockholders of InfuSystem Holdings, Inc. to be held on Friday, May 25, 2012 at 10:00 a.m. (Eastern Time) at the offices of InfuSystem Holdings, Inc., located at 31700 Research Park Drive, Madison Heights, Michigan 48071, and at any adjournments thereof upon matters set forth in the proxy statement, and, in their judgment and discretion, upon such other business as may properly come before the meeting.

This proxy, when properly executed, will be voted in the manner directed on the reverse hereof by the stockholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED (I) FOR THE NOMINEES FOR DIRECTOR LISTED AND (II) FOR THE RATIFICATION OF DELOITTE & TOUCHE LLP AS THE REGISTERED INDEPENDENT PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2012.

Please sign, date and return promptly in the enclosed envelope.

Address Change/Comments

(Mark the corresponding box on the reverse side)

SHAREOWNER SERVICES

P.O. BOX 3550

SOUTH HACKENSACK, NJ 07606-9250

(Continued and to be marked, dated and signed, on the other side)

WO#

24918